Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York 10036-6522

Tel: (212) 735-3000

Fax: (212) 735-2000

November 29, 2013

Mylan Inc.
1500 Corporate Drive
Canonsburg, Pennsylvania 15317

Re:                             Mylan Inc.:  $500,000,000 1.350% Senior Notes due 2016, $500,000,000 2.550% Senior Notes due 2019, $500,000,000 4.200% Senior Notes due 2023 and $500,000,000 5.400% Senior Notes due 2043

Ladies and Gentlemen:

We have acted as special counsel to Mylan Inc., a Pennsylvania corporation (the “Company”), in connection with the public offering of $500,000,000 aggregate principal amount of the Company’s 1.350% Senior Notes due 2016 (the “2016 Notes”), $500,000,000 aggregate principal amount of the Company’s 2.550% Senior Notes due 2019 (the “2019 Notes”), $500,000,000 aggregate principal amount of the Company’s 4.200% Senior Notes due 2023 (the “2023 Notes”) and $$500,000,000 aggregate principal amount of the Company’s 5.400% Senior Notes due 2043  (the “2043 Notes” and, together with the 2016 Notes, the 2019 Notes and the 2023 Notes, the “Notes”) issued and authenticated pursuant to the Indenture, dated as of November 29, 2013, as supplemented by the first supplemental indenture thereto (together, the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee (the “Trustee”). The Company entered into an underwriting agreement, dated as of November 29, 2013 (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale of the Notes by the Company to the Underwriters.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(i)                                     the registration statement on Form S-3 (File No. 333-189297) of the Company relating to the Notes and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on June 13, 2013 under the Securities Act of 1933 (the “Securities Act”) allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, including the Incorporated Documents (as defined below) being hereinafter referred to as the “Registration Statement”);

(ii)                                  an executed copy of the Indenture;

(iii)                               an executed copy of the Underwriting Agreement;

(iv)                              an executed copy of the cross receipt, dated November 29, 2013, evidencing the sale of the Notes pursuant to the Underwriting Agreement;

(v)                                 copies of the executed and authenticated global certificates evidencing the Notes; and

(vi)                              the Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, filed as an exhibit to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of executed documents, we have assumed that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as to the Company with respect to the Notes, the validity and binding effect thereof on such parties.  We have also assumed that the Company has been duly organized and is validly existing in good standing in the Commonwealth of Pennsylvania.  We have also assumed that the terms of the Notes have been established so as not to, and that the execution and delivery by the Company of any Transaction Document (as defined below), and the performance by the Company of its obligations thereunder, do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the

Company or any of its properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements and instruments which are listed in Part IV, Item 15(3) of the Company’s Annual Report on Form 10-K filed on February 28, 2013 or Part II, Item 6 of the Company’s Quarterly Reports on Form 10-Q filed on May 2, 2013, August 1, 2013 and September 30, 2013 (together, the “Scheduled Contracts”), (ii) any law, rule or regulation to which the Company or any of its properties are subject (except that we do not make the assumption set forth in this clause (ii) with respect to the Opined on Law (as defined below)), (iii) any judicial or regulatory order or decree of any governmental authority (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined on Law) or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined on Law).  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws, rules and regulations of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Indenture and the Notes (including applicable provisions of the New York constitution and reported judicial interpretations interpreting such laws) and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”).  We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.

We call to your attention that certain of the Scheduled Contracts are governed by non-Opined on Law, and the opinions expressed herein are based solely upon our understanding of the plain meaning of the language contained in such Scheduled Contracts under Opined on Law. We do not assume any responsibility for any interpretation thereof inconsistent with such understanding and we have not consulted attorneys admitted in any other jurisdiction (including any jurisdiction where we or our affiliated firms have offices).

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that the Notes constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms under the laws of the State of New York.

The opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP